Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-288111) pertaining to the Amended and Restated Americold Realty Trust 2017 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-222637) pertaining to the Americold Realty Trust 2017 Equity Incentive Plan, Americold Realty Trust 2010 Equity Incentive Plan, and Americold Realty Trust 2008 Equity Incentive Plan, and
(3)Registration Statement (Form S-8 No. 333-251200) pertaining to the Americold Realty Trust 2020 Employee Stock Purchase Plan;

of our report dated February 26, 2026 (except for the consolidated statements of operations, Note 2, Note 20, Note 22, and Note 23, as to which the date is August 6, 2026), with respect to the consolidated financial statements and schedule of Americold Realty Trust, Inc., included in this Current Report on Form 8-K.
/s/ Ernst & Young LLP

Atlanta, Georgia
August 6, 2026